Exhibit 5.1

June 7, 2023
Reference: 57738/94
Celestica Inc. 5140 Yonge Street, Suite 1900 Toronto, Ontario, Canada M2N 6L7

Re:	Celestica Inc. Registration Statement on Form F-3ASR Filed on August 6, 2020 (File No. 333-241513)

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Celestica Inc. (the “Company”) in connection with the offering (the “Offering”) by Onex Corporation (the “Selling Shareholder”) of 12,000,000 subordinate voting shares of the Company (the “Subordinate Voting Shares”) covered by the Registration Statement (as defined below) consisting of (a) Subordinate Voting Shares to be issued prior to the completion of the Offering pursuant to the conversion of an equal amount of multiple voting shares of the Company (the “MVS Underlying Shares”) and (b) Subordinate Voting Shares acquired by the Selling Shareholder from its affiliates and associates prior to the completion of the Offering (the “Acquired Shares”), pursuant to an underwriting agreement dated the date hereof, among the Company the Selling Shareholder and the other parties thereto.

Reference is made to the registration statement of the Company on Form F-3ASR (File No. 333-241513) (the “Registration Statement”), including the prospectus constituting a part thereof, filed on August 6, 2020 (the “Base Prospectus”), the preliminary prospectus supplement filed on June 5, 2023 (the “Preliminary Prospectus Supplement”), the final prospectus supplement filed on June 7, 2023 (together with the Preliminary Prospectus Supplement, the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

We have considered such questions of law, examined such statutes and regulations and examined copies certified, authenticated or otherwise identified to our satisfaction of such records of proceedings, documents, records, certificates, opinions and instruments and have made such other investigations as we have considered necessary or desirable in connection with the opinion hereinafter set forth, including, but not so as to limit the generality of the foregoing, a certificate dated the date hereof signed by an officer of the Company as to certain factual matters (the “Officer’s Certificate”).

For the purposes of the opinion expressed herein, we have assumed that: all signatures examined by us are genuine; the extent that any person has signed a document electronically, such person has applied their own electronic signature to the document; all individuals signing any documents had the requisite legal capacity; all photostatic, electronic or facsimile, certified, notarial or other copies of documents conform to the originals; and all facts set forth in the Officer’s Certificate are complete, true and accurate as at the date hereof.

The opinions contained herein are limited to matters governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein (“Domestic Law”). Such opinions are expressed with respect to the Domestic Law in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any other person other than the addressee to rely on our opinion.

Based and relying upon and subject to the qualifications set forth herein, we are of the opinion that: (a) the Acquired Shares have been validly issued and are outstanding as fully paid and non-assessable shares in the capital of the Company; and (b) upon due conversion of the equivalent quantity of multiple voting shares in the capital of the Company by the Selling Shareholder in accordance with the terms and conditions of the constating documents of the Company, the MVS Underlying Shares to be issued upon the conversion of such multiple voting shares, will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

This opinion is rendered solely in connection with the Registration Statement and the transactions covered thereby, is expressly limited to the matters stated herein, and no opinions may be implied or inferred beyond matters expressly stated herein. This opinion may not be used or relied upon by you for any other purpose or used or relied upon by any other person.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours very truly,

/s/ Blake, Cassels & Graydon LLP